  EXHIBIT 1-A-4

STOCK PURCHASE AGREEMENT

BETWEEN

_______________________________________

AND

Solar Integrated Roofing Corp.

This STOCK PURCHASE AGREEMENT (this “Agreement”) effective ___________________, by and between, Solar Integrated Roofing Corp. A Nevada Corporation (the “Seller”) and ______________________

, an individual (the “Purchaser”) with respect to the following facts and circumstances:

A. Seller publicly traded Nevada Corporation, (“the Company”), and,

B. Purchaser desires to purchase the Securities at the purchase price and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, representations and warranties set forth herein, each of the parties hereto hereby agrees as follows:

1.1 Purchase of Common Stock.

a)       Purchase. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Purchaser the Securities, _____________________ shares at per share of $ .__________________ date the Purchaser gives notice he wishes to purchase said shares.

b)       Restricted Nature of Shares: The Shares to be issued to Purchaser shall be subject to a two (2) year holding period before the Shares are eligible for sale in the U.S. public market. The sale of the Shares will be further limited by the resale provisions of SEC Rule 144.

c)       Additional Restricted Nature of Restricted Shares: Notwithstanding the two (2)) year holding period for the Shares, if the Purchaser becomes an "affiliate" or "control person" of the Company, he will be subject to certain limitations with respect to the sale of its Shares. Accordingly, as a result of such a designation, the sale of the Shares will be limited by SEC Rule 144 for such time as the Purchaser is an affiliate or a control person of the Company.

d)       Receipt of Information: Purchaser represents that he has received all of the information he considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser further represents that he has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the purchase of the Shares and the business, properties, prospects and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to him which he has access.

e)       Purchase Entirely For Own Account: The Purchaser represents that the Shares to be purchased will be acquired for investment purposes for his own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. No Approval by Regulatory Agency: The Purchaser further acknowledges and understands that the Shares are being offered in reliance on and pursuant to Section 4(1) of the Securities Act of 1933, as amended and the private placement exemption provided in the Nevada Revised Statutes Chapters 78 and 90, and that no governmental body or regulatory agency has approved or endorsed the Company's offering of these Shares.

1.2 Delivery of Securities. The Securities shall be transferred upon payment by Purchaser to Seller at (the “Issue Date”), to the Purchaser.

1.4 Further Assurances. Each of the parties hereto shall execute any and all further documents and writings and perform such other reasonable actions that may be or become necessary or expedient to effectuate the purchase of the Securities as contemplated hereby.

- 1 -

                        2. Representations, Warranties and Covenants of Seller.

2.1 As an inducement for Purchaser to enter into this Agreement, as of the date hereof and as of the Issue Date, Seller represents, warrants, and agrees as follows:

2.1.1 This Agreement has been or, as of the Closing Date, will have been duly executed and delivered by Seller and constitutes or, upon execution, will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by limitations on the availability of equitable remedies).

2.1.2 On the Issue Date, Seller will deliver the Securities free and clear of any liens, claims, security interest or other encumbrances created by or through Seller, and Seller has full power and right to issue the Securities pursuant to the terms hereof. On and at all times after the Issue Date, all of the Securities shall be duly authorized, validly issued, fully paid, and non-assessable.

3. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents, warrants and covenants to the Company and each officer, employee and agent of the Company that:

(a)     The Purchaser is an “accredited investor” within the meaning of SEC Regulation D, as presently in effect.

(i)                   He has adequate means of providing for his/her current needs and possible personal contingencies, and he/she has no need now, and anticipates no need in the foreseeable future, to sell the Securities, for which he/she hereby subscribes. He is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, he is able to hold his Securities indefinitely and has a sufficient net worth to sustain a loss of his entire investment in the Securities in the event such loss should occur, or

(ii)                 He is not a director or executive officer of the Company or

(iii)                He, either individually or jointly with his spouse (i) has a net worth of at least $1,000,000, or (ii) he had income in each of the last two tax years in excess of $200,000, or joint income with that person's spouse in excess of $300,000, and has reasonable expectations of reaching the same income level in the current tax year.

(b)     The investor is a "Qualified Investor" as defined in SEC Section CE and California Section 25102(n), that is:

(i)                   a natural person who, either individually or jointly with his spouse, has a minimum net worth of $500,000, or a minimum net worth of $250,000, and, during the last taxable year had, and during the current year expects to have, a minimum gross income of $100,000 (net worth shall be determined exclusive of home, home furnishings and automobiles); or

(ii)                 a self-employed individual retirement plan or an individual retirement account (IRA), if the investment decisions are made solely by persons who are qualified investors; or

(iii)                any organization described in section 501(c)(3)of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or a partnership, not formed for a specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

(iv)               any entity in which all the equity owners are "Qualified Investors" as defined above.

(c)     He has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities.

(d)     He recognizes that this investment in the Securities involves a high degree of risk which may result in the loss of the total amount of his/her investment. He acknowledges that he/she has carefully considered all risks incident to the purchase of the Securities and that he/she has been advised and is fully aware that an investment in the Company is highly speculative.

(e)     He is acquiring the Securities for his own account (as principal) or for the account of his spouse (either in a joint tenancy, tenancy by the entirety or tenancy in common) or for his family trust for investment and not with a view to the distribution or resale thereof.

- 2 -

(f)      He is aware that he/she must bear the economic risk of his/her investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and therefore cannot be sold unless they are subsequently registered under the Securities Act of 1933, as amended, and any applicable state securities laws or unless an exemption from such registration is available and, further that only the Company can take action to register the Securities and the Company is under no obligation and do not propose to attempt to do so. He also recognizes that no federal or state agency has passed upon the Securities to date or made any finding or determination as to the fairness of an investment in the Securities.

(g)     He represents that it has never been guaranteed or warranted to the undersigned by the company, its officers or directors or by any other person, expressly or by implication, that the undersigned will receive any approximate or exact amount of return or other type of consideration, profit or loss as a result of any investment in the Securities; or that the past performance or experience on the part of the Company, any director, officer or any affiliate, will in any way indicate or predict the results of the ownership of Securities or of the overall success of the Company.

(h)     He understands and agrees that the following restrictions and limitations imposed by the Securities Act of 1933, as amended, and by applicable state securities laws, are applicable to his/her purchase and the resale, assignment, pledge, hypothecation or other transfer of the Securities:

(i)                   He agrees that the Securities shall not be sold, assigned, pledged, hypothecated or otherwise transferred unless they are registered under the Securities Act of 1933, as amended, and applicable state securities laws or unless an exemption from such registration is available.

(ii)                 A legend in substantially the following form will be placed on each Certificate and will be placed on any certificate(s) or other document(s) evidencing the Securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSACTION IS DULY REGISTERED UNDER THE ACT OR UNLESS IN THE OPINION OF COUNSEL FOR THE COMPANY SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION PROVISION OF THE ACT. THE SALE, IF ANY, OF THESE SECURITIES SHALL BE GOVERNED BY THE PROVISIONS OF RULE 144 OR ANY OTHER RULE PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(iii)                Stop transfer instructions have been or will be issued with respect to the Securities so as to restrict the resale, assignment, pledge, hypothecation or other transfer thereof.

(i)       He understands that the Seller is an officer and director and principal shareholder of the Company. Purchaser represents that he has received no representations from the Seller relating to the future potential, if any, of the Company. In making his decision to purchase, the Purchaser has relied solely upon his own independent investigation.

4. Indemnification. The undersigned acknowledges that he/she understands the meaning and legal consequences of the representations, warranties and covenants set forth in Section 3 hereof and that the Company has relied and will rely upon such representations, warranties, covenants and certifications, and he/she hereby agrees to indemnify and hold harmless the Company and its respective officers, directors, controlling persons, agents and employees, from and against any and all loss, damage or liability, joint or several, and any action in respect thereof, to which any such person may become subject due to or arising out of a breach of any such representation, warranty or covenant or the inaccuracy of such certifications. Notwithstanding the foregoing, however, no representation, warranty, acknowledgement, or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to him/her under federal or state securities laws.

5. Miscellaneous.

5.1 All representations and warranties of Seller made under Section 2 of this Agreement shall survive for a period of one (1) year from execution hereon.

5.2 This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements, representations, warranties, statements and understandings, whether oral or written, with respect to the subject matter hereof.

5.3 This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law provisions thereof.

5.4 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assign. This Agreement and the rights and obligations of the parties hereto shall not be assignable by any party hereto without the written consent of the other parties hereto.

5.5 The validity, legality, or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect.

- 3 -

5.6 None of the terms or provisions of this Agreement shall be modified, waived, or amended, except by a written instrument signed by the party against which any modification, waiver, or amendment is to be enforced.

5.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Seller acknowledges receipt of funds this _________________day of ____________2018.

SELLER:	PURCHASER:

Solar Integrated Roofing Corp.

David Massey, CEO

- 4 -